UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 10, 2015, Global Partners LP (the “Partnership”) issued a press release, attached hereto as Exhibit 99.1, announcing a public offering of common units representing limited partner interests in the Partnership.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events

The Partnership’s quarterly results vary as a result of a number of factors regarding market conditions such as demand for petroleum products and renewable fuels, weather, credit markets, the regulatory and permitting environment and the forward product pricing curve.  To date in the second quarter, the Partnership is experiencing certain non-seasonal factors applying downward pressure on product margins and EBITDA.  Such factors include (i) less favorable market conditions than in the first quarter in the wholesale gasoline market; (ii) the adverse effect of rising wholesale gasoline prices in the Partnership’s Gasoline Distribution and Station Operation’s segment; (iii) less contribution from the Partnership’s distillates and residual fuel businesses which, although seasonal in nature, disproportionately benefited in the first quarter from colder than normal weather; and (iv) unfavorable market conditions in the Partnership’s crude by rail business.  The Partnership expects those factors to continue through the quarter.  As a result, the Partnership expects EBITDA generated for the second quarter of 2015 will be substantially less than EBITDA generated during the first quarter.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
99.1	Global Partners Press Release dated June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: June 10, 2015
		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Global Partners Press Release dated June 10, 2015.